     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1999.
                                                     REGISTRATION NO.  333-80213
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        -------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                  TO FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*
                           -----------------------
                          GENERAL DYNAMICS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          13-1673581
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                            3190 FAIRVIEW PARK DRIVE
                       FALLS CHURCH, VIRGINIA 22042-4253
                                 (703) 876-3000
             (Address of registrant's principal executive offices)

                        GULFSTREAM AEROSPACE CORPORATION
                  AMENDED AND RESTATED 1990 STOCK OPTION PLAN,
                  100TH GULFSTREAM V STOCK OPTION PROGRAM, AND
                 OPTION GRANTS PURSUANT TO WRITTEN COMPENSATORY
                            STOCK OPTION AGREEMENTS
                           (Full title of the plans)

                             DAVID A. SAVNER, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          GENERAL DYNAMICS CORPORATION
                            3190 FAIRVIEW PARK DRIVE
                       FALLS CHURCH, VIRGINIA 22042-4253
                                 (703) 876-3000
           (Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF SECURITIES PURSUANT TO THE PLANS: Promptly after the consummation of the "Merger" (as defined herein).

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described herein. see "EXPLANATORY NOTE."

                                EXPLANATORY NOTE

         General Dynamics Corporation (the "Company") hereby amends its Registration Statement on Form S-4 (No. 333-80213) (the "S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to its common stock, par value $1.00 per share (the "Common Stock"). The S-4 registers 4,110,100 shares of Common Stock for issuance upon the exercise of options granted pursuant to the Gulfstream Aerospace Corporation Amended and Restated 1990 Stock Option Plan, The 100TH Gulfstream V Stock Option Program and all other options granted pursuant to written Stock Option Agreements entered into by Gulfstream Aerospace Corporation ("Gulfstream") (collectively, the "Plans").

         Pursuant to an Agreement and Plan of Merger dated as of May 16, 1999, among the Company, Gulfstream and Tara Acquisition Corporation (a wholly-owned subsidiary of the Company), the following events (among others) will occur:
(a) Tara Acquisition Corporation will merge into Gulfstream, with Gulfstream surviving as a wholly-owned subsidiary of the Company (the "Merger"); (b) each outstanding share of Gulfstream common stock, par value $.01 per share, will be converted in the Merger into a right to receive one share of Common Stock; (c) outstanding options to purchase Gulfstream common stock under the Plans will be converted in the Merger into options to purchase Common Stock; and (d) the Company will assume the Plans.

         Following the consummation of the Merger shares of Common Stock will be issued to the participants in the Plans upon the exercise of options granted under the Plans. The purpose of this Registration Statement is to register shares of Common Stock for such issuance pursuant to the Plans following consummation of the Merger.

         The designation of this Post-Effective Amendment as Registration No. 333-80213-01 denotes that the Post-Effective Amendment relates only to the shares of Common Stock issuable following consummation of the Merger upon the exercise of stock options granted under the Plans and that this is the first Post-Effective Amendment to the S-4 filed with respect to such shares of Common Stock.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement.

                 (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

                 (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended April 4, 1999;

                 (c)      The Company's Current Report on Form 8-K filed March
         5, 1999;

                 (d)      The Company's Current Report on Form 8-K filed June
         24, 1999;

                 (e) The Joint Proxy Statement/Prospectus dated June 25, 1999 filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), and included in the S-4; and

                 (f) The description of the Common Stock contained in the Registration Statement on Form S-4 (No. 333-80213).

                 All documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing (each such document, an "Incorporated Document"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's certificate of incorporation provides that the Company will indemnify its current and former directors and officers from and against all liabilities and reasonable expenses that they incur in connection with or resulting from any claims, actions, suits or proceedings to the extent that indemnification is not inconsistent with Delaware law. The Company also provides directors' and officers' liability insurance coverage for the acts and omissions of its directors and officers. In order to be entitled to indemnification under the provisions of the certificate of incorporation, a director or officer of the Company must be wholly successful with respect to the claim, action, suit or proceeding or have acted in good faith in what he or she reasonably believed to be the best interests of the Company, or with respect to a criminal action or proceeding, must have had no reasonable cause to believe that his or her conduct was unlawful. Prior to the final disposition of a claim, action, suit or proceeding, the Company will advance expenses incurred by a current or former director or officer if the director or officer provides the Company with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition.

         The Company's certificate of incorporation provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of a dividend or unlawful stock purchase or redemption under the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit.
While this provision provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

         ITEM 8.  EXHIBITS

 EXHIBIT NO.                               DESCRIPTION OF EXHIBIT
 ------- ---                               ----------- -- -------
 4.1                    --                 Restated Certificate of Incorporation of the Company (incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 and filed with the Commission on March 26,
                                           1992).*

 4.2                    --                 Amended and Restated Bylaws of the Company (incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and filed with the Commission on March 18,
                                           1998).*

 5.1                    --                 Opinion of counsel as to the legality of the securities being registered.


 23.1                   --                 Consent of Arthur Andersen LLP.

 23.2                   --                 Consent of Deloitte & Touche LLP.


 23.3                   --                 Consent of Jenner & Block (included in Exhibit 5.1).


 24.1                   --                 Power of Attorney.

----------
* Incorporated by reference.

         ITEM 9.  UNDERTAKINGS

         The Company hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               INDEX TO EXHIBITS

 INDEX NO.              DESCRIPTION
 ---------              -----------
 4.1                    Restated Certificate of Incorporation of the Company (incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991 and filed with the Commission on March 26,
                        1992).*
 4.2                    Amended and Restated Bylaws of the Company (incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and filed with the Commission on March 18,
                        1998).*
 5.1                    Opinion of counsel as to the legality of the securities being registered.
 23.1                   Consent of Arthur Andersen LLP.
 23.2                   Consent of Deloitte & Touche LLP.
 23.3                   Consent of Jenner & Block (included in Exhibit 5.1).
 24.1                   Power of Attorney.

* Incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filling on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Falls Church, State of Virginia, on this __ Day of July, 1999.

                                    GENERAL DYNAMICS CORPORATION

                                    By:                     *
                                       -----------------------------------------
                                            Nicholas D. Chabraja
                                            Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the __ day of July, 1999.


                  Signature                                       Title                              Date
                  ---------                                       -----                              ----
                                                     Chairman, Chief Executive
                                                     Officer and Director
                      *                              (Principal Executive Officer)               July __, 1999
 --------------------------------------------
             Nicholas D. Chabraja


                                                     President and Chief
                      *                              Operating Officer                           July __, 1999
 --------------------------------------------
             James E. Turner, Jr.


                                                     Senior Vice President and
                                                     Chief Financial Officer
                      *                              (Principal Financial Officer)               July __, 1999
 --------------------------------------------
              Michael J. Mancuso



                                                     Vice President and Controller
                      *                              (Principal Accounting Officer)              July __, 1999
 --------------------------------------------
               John W. Schwartz



                      *                              Director                                    July __, 1999
 --------------------------------------------
            Julius W. Becton, Jr.




                      *                              Director                                    July __, 1999
 --------------------------------------------
                James S. Crown

                      *                              Director                                    July __, 1999
 --------------------------------------------
                 Lester Crown




                      *                              Director                                    July __, 1999
 --------------------------------------------
              Charles H. Goodman



                      *                              Director                                    July __, 1999
 --------------------------------------------
              George A. Joulwan




                      *                              Director                                    July __, 1999
 --------------------------------------------
              Paul G. Kaminski




                      *                              Director                                    July __, 1999
 --------------------------------------------
               James R. Mellor



                      *                              Director                                    July __, 1999
 --------------------------------------------
              Carl E. Mundy, Jr.




                      *                              Director                                    July __, 1999
 --------------------------------------------
             Carlisle A.H. Trost


---------------------------------------
* By David A. Savner pursuant to Power of Attorney executed by the persons listed above, which Power of Attorney has been filed with the Securities and Exchange Commission.

 /s/        David A. Savner                                                                    July 27, 1999
 ----------------------------------------------
             David A. Savner
            Attorney-in-Fact





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